SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2004

CIGNA Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-8323	06-1059331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Liberty Place, 1650 Market Street
Philadelphia, Pennsylvania 19192
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(215) 761-1000

          Not Applicable
(Former name or former address, if changed since last report)

Item 5.  Other Events.

        On April 1, 2004, CIGNA Corporation (“CIGNA”) completed the sale of its retirement benefits business to Prudential Financial, Inc. for $2.1 billion in cash. A copy of the news release announcing the sale is attached as Exhibit 99.1.

        CIGNA will file a Form 8-K providing additional information regarding this sale, including pro forma financial information, within 15 days.

Item 7.  Financial Statements and Exhibits.

        The exhibit accompanying this report is listed in the Index to Exhibits below.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIGNA CORPORATION

Date: April 1, 2004	By:	/s/ Michael W. Bell
Michael W. Bell Executive Vice President and Chief Financial Officer

Index to Exhibits

Number	Description	Method of Filing

99.1	CIGNA Corporation news release dated April 1, 2004	Filed herewith.